UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2007

CAPITAL BANK CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	000-30062	56-2101930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

333 Fayetteville Street, Suite 700
Raleigh, North Carolina 27601
(Address of principal executive offices)

 (919) 645-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2007, A. Christine Baker notified Capital Bank Corporation (the “Company”) of her intention to retire from all positions she holds with the Company and Capital Bank, the Company’s banking subsidiary (the “Bank”). Since January 2006, Ms. Baker has served as the Company’s Executive Vice President and Chief Financial Officer.

On December 3, 2007, the Company issued a press release announcing the appointment of Michael Moore as Chief Financial Officer of the Company and the Bank. Mr. Moore will replace Ms. Baker and assume her duties effective immediately. Ms. Baker plans to continue with the Company until December 31, 2007 to assist in the transition. The Company’s press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Prior to joining the Company, Mr. Moore, age 50, served seven years as Senior Vice President for Funds Management at Sky Financial Group, Inc. in Bowling Green, Ohio. Before that, Mr. Moore held leadership positions with community and regional banks in Ohio, Michigan and Indiana. Mr. Moore is a graduate of Valparaiso University.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Document

Exhibit 99.1	Press release dated December 3, 2007

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2007	CAPITAL BANK CORPORATION

By: /s/ B. Grant Yarber
B. Grant Yarber
Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Document

Exhibit 99.1	Press release dated December 3, 2007